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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                          ----------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                    Pursuant to Section 13  OR  15(d) of the
                         Securities Exchange Act of 1934


                           ---------------------------


                Date of Report (Date of earliest event reported):
                                  MARCH 5, 1997


                               GRAPHIX ZONE, INC.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


                                     0-28676
                            (Commission File Number)


                                   33-0697932
                        (IRS Employer Identification No.)


            42 CORPORATE PARK, SUITE 200, IRVINE, CALIFORNIA   92606
         (Address of principal executive offices)             (Zip Code)


               Registrant's telephone number, including area code:
                                 (714) 833-3838


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On February 24, 1997 the Registrant entered into an agreement with Inscape, a Delaware general partnership among Home Box Office and Warner Music Group, Inc. ("WMG") and Nash New Media, Inc., and WMG, collectively ("Inscape"), to purchase certain assets and liabilities. The assets consisted of all rights, title and interest in twelve existing products and seven products under development, all rights, title and interest in the Inscape name, furniture and equipment, and certain leases and other agreements. The liabilities consisted of accrued compensation costs associated with Inscape employees offered employment with the Registrant. Per the terms of an existing loan agreement, the Registrant was required to receive approval from Madeleine L.L.C. for any acquisitions. The Registrant received such approval for the above acquisition on March 5, 1997.

        The purchase price for the Inscape assets consisted of 948,148 shares of the Registrant's Series C Convertible Preferred Stock. The Preferred Stock is convertible into the Registrant's Common Stock, at the option of the holder, and must be redeemed by the Registrant by February 28, 2000 at $3.375 per share. Although the stated liquidation value is $3,200,000 the Registrant determined the fair market value of the Preferred Stock to be $2,193,066 based upon the current fair market value of the Registrant's Common Stock and the restricted nature of the securities. The holder of the Preferred Stock is entitled to receive dividends of $0.10125 per share per annum which are fully cumulative from date of issuance.

        On February 26, 1997 the Registrant entered into an agreement with Trimark Holdings, Inc. and its subsidiary, Trimark Interactive, Inc. ("Trimark") to purchase certain assets and liabilities. The assets consisted of all rights, title and interest in seven existing products and three products under development, inventories, and certain other agreements. The liabilities consisted of certain costs related to the completion of products under development. Per the terms of an existing loan agreement, the Registrant was required to receive approval from Madeleine L.L.C. for any acquisitions. The Registrant received such approval for the above acquisition on March 5, 1997.

        The purchase price for the Trimark assets consisted of 237,037 shares of the Registrant's Series C Convertible Preferred Stock. The Preferred Stock is convertible into the Registrant's Common Stock, at the option of the holder, and must be redeemed by the Registrant by February 28, 2000 at $3.375 per share. Although the stated liquidation value is $800,000 the Registrant determined the fair market value of the Preferred Stock to be $548,267 based upon the current fair market value of the Registrant's Common Stock and the restricted nature of the securities. The holder of the Preferred Stock is entitled to receive dividends of $0.10125 per share per annum which are fully cumulative from date of issuance.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (c)   EXHIBITS.

        Exhibit
        Number      Description
        ------      ------------
        10.32       Asset Purchase Agreement dated February 24, 1997 by and
                    among the Registrant, Inscape and Warner Music Group Inc.

        10.33 Asset Purchase Agreement dated February 26, 1997 by and among the Registrant, Trimark Holdings, Inc. and its subsidiary Trimark Interactive, Inc.

        10.34 Registrant Certificate of Designations of Series C Convertible Preferred Stock, as filed with and certified by the Secretary of State of Delaware on February 26, 1997.

        10.35 Registration Rights Agreement dated February 26, 1997 by and among the Registrant, Inscape and Trimark Interactive, Inc.



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                           SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



Date:     March 20, 1997                     GRAPHIX ZONE, INC.


                                   By:  /S/NORMAN H. BLOCK
                                        -------------------------------------
                                        Norman H. Block
                                        President and Chief Operating Officer